Exhibit 24

THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Andre Schulten, Chief Financial Officer of the Registrant, Susan Street Whaley, Chief Legal Officer and Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Chief Legal Officer, or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)
the Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable in connection with The Procter & Gamble Savings Plan (the “Plan”), as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-8 Registration Statements for Certain Company Stock Plans” along with an indeterminate amount of interests to be offered or sold pursuant to the Plan;

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of April 9, 2024.

Signature	Title

/s/ Jon R. Moeller
Jon R. Moeller	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Andre Schulten
Andre Schulten	Chief Financial Officer (Principal Financial Officer)

/s/ Matthew W. Janzaruk
Matthew W. Janzaruk	Senior Vice President - Chief Accounting Officer (Principal Accounting Officer)

/s/ B. Marc Allen
B. Marc Allen	Director

/s/ Brett Biggs
Brett Biggs	Director

/s/ Sheila Bonini
Sheila Bonini	Director

/s/ Angela F. Braly
Angela F. Braly	Director

/s/ Amy L. Chang
Amy L. Chang	Director

/s/ Joseph Jimenez
Joseph Jimenez	Director

/s/ Christopher Kempczinski
Christopher Kempczinski	Director

/s/ Debra L. Lee
Debra L. Lee	Director

/s/ Terry J. Lundgren
Terry J. Lundgren	Director

/s/ Christine M. McCarthy
Christine M. McCarthy	Director

/s/Ashley McEvoy
Ashley McEvoy	Director

/s/ Robert J. Portman
Robert J. Portman	Director

/s/ Rajesh Subramaniam
Rajesh Subramaniam	Director

/s/ Patricia A. Woertz
Patricia A. Woertz	Director